Exhibit 10.11

                   SECOND AMENDMENT TO OFFICE LEASE AGREEMENT
                                 BY AND BETWEEN
                      SPRUCE TREE CENTRE, L.L.P. (LESSOR)
                                      AND
                      IMAGE SENSING SYSTEMS, INC. (LESSEE)


         Whereas, it is the desire of Lessee to add to its space in the leased premises identified as Suite 420 at Spruce Tree Centre and,

         Whereas, it is the desire of the Lessor to promote such expansion,

         Now Therefore, the parties agree that:

The additional premises of 2018 rentable square feet, as identified in Exhibit 1, herein, shall become part of Suite 420, Spruce Tree Centre and the rental for such expansion space shall be $13.25 per rentable square foot, which shall be payable in the same manner and upon the same terms as set forth in the lease dated January 14, 1994 between Lessee and Bradley Real Estate Trust, predecessor of the present Lessor and as amended by Amendment 41 dated June 8, 1995 by and between Lessor and Lessee. The term of this Amendment shall be from November 1, 1995 and ending June 30, 1998.

The addition of the 2018 rentable square feet at $13.25 per square foot, per annum adds to the annual base rent of Suites 420 and 500 in the amount of $26,738.50 Accordingly, the new base rent for Suites 420 and 500 shall be $127,350.97. It is acknowledged that the existing 2,731 rentable square feet in Suite 420 and 5210 rentable square feet in Suite 500 are under the original lease and Amendment at an annual base rental rate of $100,612.47

Lessor shall pay for improvements within the additional square footage of Suite 420 in amount not to exceed $20,411 according to the description and specifications set forth in the mutually approved plans attached hereto as
Exhibit I and Exhibit 2 and made a part hereof.

Lessor shall deliver the additional space in 420 to tenant on or about November 1, 1995. Lessor shall notify tenant of the completion of the addition to Suite 420 and its readiness for occupancy. Tenant shall take possession of said expansion within 48 hours of this notification. The revised annual base rent of $127,350.97 as outlined above in article II shall commence from the possession of the addition or November 1, 1995 , whichever is later.

So long as Lessee is not in default under any lease or Amendment, tenant shall have the first right of refusal for Suite 505 containing 2,815 rentable square feet; Suite 510 containing 1,936 square feet and the 94 square feet (usable) adjacent to Suite 420 as identified in the plans attached as Exhibit I and made a part hereof. This right of first refusal shall be in effect during the term of this Amendment and may be exercised only to acquire the use of additional space and not to substitute for space already leased by Lessee. Upon written notice, Image Sensing System shall have 10 business days to advise Spruce Tree Centre, L.L.P of its intention to lease Suite 505, Suite 5 1 0 and the 94 square feed adjacent to Suite 420.

To the extent not specifically amended or modified above, all terms and conditions of the lease and Amendment I shall remain in full force and effect.

The exhibits attached to tills lea-se Amendment, Exhibit I consisting of 1 page,
Exhibit 2 consisting of 2 pages are hereby declared to be a part of this lease Amendment to the same extent and in the same manner as if the provisions thereof were actually embodied in this lease Amendment.

         In Witness Whereof, Lessor and tenant have duly signed and sealed this document on this 13th day of October 1995.

LESSOR
Spruce Tree Centre L.L.P.

By: Michael A. Koch
Its: Agent


TENANT
Image Sensing Systems, Inc.

By: signature illegible
Its: Chief Financial Officer